                                                                    EXHIBIT 3.26

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                          FLUID REGULATORS CORPORATION

                                                                               .
                                                                               .
                                                                               .

                       APRIL 18, 1988 AMENDED AND RESTATED
                               CODE OF REGULATIONS

                          FLUID REGULATORS CORPORATION

                                   AMENDMENTS

DATE OF
AMENDMENT                     SECTION                           EFFECT OF AMENDMENT
5/3/99                Article III, Section 1      Board to be composed of not less than three Directors,
Sh. Action                                        provided that where all shares are owned by one or two
                                                  shareholders, the number may be less than three but
                                                  not less than the number of shareholders. The specific
                                                  number of Directors shall be set by resolution of the
                                                  shareholders or the Board.

                                                  Term of office shall expire at the next annual meeting
                                                  of shareholders.

6/3/03                Article VI, Sections 5(c)   Deleted
Sh. Action            and (d)

                       APRIL 18, 1988 AMENDED AND RESTATED
                               CODE OF REGULATIONS

                          FLUID REGULATORS CORPORATION

                               TEXT OF AMENDMENTS

DATE OF AMENDMENT    TEXT OF AMENDMENT

5/3/99               Article III.  Board of Directors, Section 1.  Number,
Shareholder Action   Qualification and Term.

                     The Board of Directors shall be composed of not less than three Directors, provided that where all shares of the Corporation are owned of record by one or two shareholders, the number of Directors may be less than three but not less than the number of shareholders. The specific number of Directors shall be set by resolution of the shareholders or the Board. The number of Directors may be changed from time to time by amendment to this Amended and Restated Code of Regulations, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected. Directors need not be shareholders of the corporation or residents of the state of Ohio and need not meet any other qualifications, subject only to any specific requirements of Ohio law.

                                                                 Adopted 4/18/88

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                          FLUID REGULATORS CORPORATION

                                    ARTICLE I

                              SHAREHOLDER MEETINGS

Section 1.  Annual Shareholder Meetings.

                  a. The annual meeting of the Corporation's Shareholders (herein called the "Annual Shareholder Meeting") shall be held after the close of the Corporation's business at the Corporation's principal place of business on the tenth (10th) business day of January of each year, or on such other day and at such other time and place (within or without the State of Ohio) as the Board of Directors determines; provided, however, that the Annual Shareholder Meeting must be held each year within six (6) months after close of the Corporation's immediately preceding fiscal year.

                  b. The purposes of the Annual Shareholder Meeting are to elect Directors, receive and act upon annual and other reports of the Officers and Directors, transact other Shareholder business and activities, and take any other Shareholder actions.

Section 2.  Special Shareholder Meetings.

                  a. Special Meetings of the Corporation's Shareholders (herein called a "Special Shareholder Meeting") may be called by the registered holders of at least Fifty Percent (50%) of the Corporation's voting Shares, by any two (2) Corporate Officers or by the Board of Directors for any reasonable purpose.

                  b. All Special Shareholder Meetings may be held within thirty (30) days of call, on the day, at the time and at the place (within or without the State of Ohio) as the Board of Directors determines.

                  c. The purpose(s) of any Special Shareholder Meeting may be to transact any Shareholder business and activities and to take any Shareholder actions.

Section 3.  Record Dates.

                  a. For purposes of determining those Shareholders entitled to (1) receive notice of any Shareholder Meeting, or (2) receive dividends or distributions, or (3) exercise any other Shareholder rights, the Board of Directors shall fix Record Dates not earlier than the date on which the Record Date is established and not more than sixty (60) days prior to the designated event.

                  b. Unless otherwise provided by law, only holders of the Corporation's Shares actually registered in the holder's name on the Corporation's Share records at the close of business on the Record Date shall be recognized and counted for the applicable purposes designated Section 3(a), above.

Section 4. Notice.

                  a. The Secretary or any other Corporate Officer shall give written or oral Notice stating the date, time, place and purposes of each Shareholder Meeting. Not less than seven (7) nor more than sixty (60) days before any Shareholder Meeting, the Secretary (or any other Corporate Officer) either shall cause personal delivery of the Notice or shall mail (by ordinary United States mail, postage prepaid) the Notice to each registered holder (as of the Record Date) of the Corporation's voting Shares at the address then appearing on the Corporation's Share records.

                  b. Notwithstanding any contrary provision herein, a Shareholder's attendance (in person or by proxy) at any Shareholder Meeting waives any lack of or deficiency in Notice of such Meeting.

                  c. Notice of adjournment of any Shareholder Meeting need not be given if the date, time and place to which the Meeting is adjourned are fixed and announced at such Meeting.

Section 5.  Quorum and Attendance.

                  a. A majority of the Corporation's issued and outstanding voting Shares (represented in person or by proxy) constitutes a quorum for the transaction of business at any Shareholder Meeting.

                  b. Whether or not a quorum exists, a majority of the voting Shares (represented in person or by proxy) at any Shareholder Meeting may adjourn the Meeting.

                  c. Unless otherwise approved in advance by the Board of Directors, only Shareholders may attend Shareholder Meetings.

Section 6. Voting.

                  a. Except as otherwise modified by the express terms of any Shares or by this Code of Regulations, each holder shall be entitled to one
(1) vote for each Share of the Corporation's stock (regardless of class) registered in the Shareholder's name on the Corporation's Share records as of the Record Date.

                  b. Unless otherwise provided in these Regulations or specifically required by law, all matters properly submitted to the Shareholders at any Shareholder Meeting shall be decided by a majority of the voting Shares represented in person or by proxy.

Section 7.  Proxies.

                  a. A Shareholder entitled to vote at a Shareholder Meeting may be represented and so vote by written proxy signed by such Shareholder and submitted to the Secretary at or before the Shareholder Meeting. Such Proxy shall be valid for only the Shareholder Meeting designated therein and shall name as proxy only another Shareholder of this Corporation.

                  b. A Shareholder may exercise any Shareholder consents, waivers, releases or other Shareholder rights by written proxy signed by such Shareholder and submitted to the Secretary prior to the exercise thereof.

Section 8.  Election of Directors.

                  a. At each Annual Shareholder Meeting, the voting Shareholders shall elect Directors to serve the term specified in Article III,
Section 1 of these Regulations or until their successors are elected, or until their earlier death, disqualification, resignation or removal from the Board of Directors.

                  b. If no Annual Shareholder Meeting is held or if Directors are not elected thereat, the voting Shareholders shall elect Directors at a Special Shareholder Meeting and such Directors shall serve the term specified in Article III, Section I of these Regulations or until their successors are elected, or until their earlier death, disqualification, resignation or removal from the Board of Directors.

                  c. Only qualified nominees (as described in Section 1 of Article III of these Regulations) shall be designated for Directorships as follows:

                           (i)      Any group of ten (10) participants of the
Corporation's Employees' Stock Ownership Plan and Trust (herein called the "Plan"), each of whom have Corporate Stock allocated to their respective Plan accounts, (herein collectively called the "Plan Participants"), may designate qualified nominees for Directorships through a written document executed by each such Plan Participant, provided, however, that a Plan Participant may only designate as many qualified nominees as there are Directorship vacancies; and/or

                           (ii)     Any voting shareholder (in person or proxy)
may designate qualified nominees for Directorships.

                  Only qualified nominees are eligible to be elected Directors and nominees receiving the greatest number of votes shall be so elected.

                  d. Any person (who is qualified as designated in Section 1 of Article III of these Regulations) may serve or be elected to an unlimited number of consecutive or non-consecutive terms as a Director.

Section 9.  Parliamentary Procedure.

                  a. Roberts Rules of Order (as periodically revised) constitute the final authority for parliamentary procedures at all Shareholder Meetings, except where such Rules conflict with law or with this Code of Regulations.

                  b. At all Shareholder Meetings, the order of business shall be as follows:

                           (1)      Roll call or attendance record;

                           (2) Reading and action upon Minutes of previous Shareholder Meeting;

                           (3)      Unfinished (old) business;

                           (4) Financial or other reports of the Board of Directors;

                           (5)      Financial or other reports of Officers;

                           (6)      Reports of Committees (if any);

                           (7)      Election of new Directors (if applicable);

                           (8)      New or miscellaneous business;

                           (9)      Adjournment.

The above order may be periodically changed for any particular Shareholder Meeting by a majority vote of the Corporation's voting Shares (represented in person or by proxy) at such Meeting.

Section 10. Action by Shareholders in Writing Without a Meeting.

                  Notwithstanding any contrary provision herein, Shareholders may duly and officially act without a Meeting through a written document signed by the registered holders of all the Corporation's voting Shares as of the Record Date for such action.

                                   ARTICLE II

                           BOARD OF DIRECTORS MEETINGS

Section 1.  Annual Board Meeting.

                  a. The annual meeting of the Board of Directors (herein called the "Annual Board Meeting") shall be held each year immediately following the Annual Shareholder Meeting at such place (within or without the State of Ohio) as periodically determined by the Board of Directors (herein called the "Board") but, in no event, later than nine (9) months after the close of the Corporation's fiscal year.

                  b. The purposes of the Annual Board Meeting are to elect new Officers, receive and act upon any reports, transact any other Board business and activities, and take any other Board actions.

Section 2. Regular Board Meeting.

                  Regular meetings of the Board (herein called "Regular Board Meetings") shall be held after the close of the Corporation's business at the Corporation's principal place of business on the tenth (l0th) business day of each month or at other times and places (within or without the State of Ohio) as the Board periodically determines; provided, however, that the Board is not required to hold any Regular Board Meetings.

Section 3.  Special Board Meetings.

                  a. Special meetings of the Board (herein called a "Special Board Meeting") may be called by any two (2) Corporate Officers or by a majority of the Directors for any reasonable purpose.

                  b. All Special Board Meetings shall be held within fifteen (15) days of call, at the time and at the place (within or without the State of Ohio) as the Board determines.

                  c. The purpose(s) of any Special Board Meeting may be to transact any Board business and activities and to take any Board actions.

Section 4. Notice.

                  a. The Secretary or any other Corporate Officer shall give written or oral Notice stating the date, time and place (but not necessarily the purposes) of each Board Meeting. At least forty-eight (48) hours before each Board Meeting, the Secretary (or any other Corporate Officer) shall cause personal delivery of the Notice or shall mail (by ordinary United States mail, postage prepaid) the Notice to each Director.

                  b. Notwithstanding any contrary provision herein, a Director's attendance at any Board Meeting waives any lack of or deficiency in Notice of such Meeting.

                  c. Notice of adjournment of any Board Meeting need not be given if the date, time and place to which the Meeting is adjourned are fixed and announced at such Meeting.

Section 5. Quorum and Attendance.

                  a. A majority of the Directors in office constitutes a quorum for the transaction of business at any Board Meeting.

                  b. Whether or not a quorum exists, a majority of the Directors in office actually present in person at any Board Meeting may adjourn the Meeting.

                  c. Unless otherwise approved in advance by the Board, only Directors may attend Board Meetings.

Section 6. Voting.

                  a. Upon all matters properly submitted to the Board, each Director in office shall be entitled to one (1) vote but Directors shall vote and act as a Board.

                  b. At any Board Meeting, all matters properly submitted to the Board shall be decided by a majority vote of all the Directors then serving the Board, unless otherwise provided in these Regulations or required by law.

                  c. A Director may not vote, consent, or take any action as a Director by proxy. Only Directors actually present at a Board Meeting may vote upon matters submitted to the Board.

Section 7. Election of Officers.

                  a. At each Annual Board Meeting, the Board shall elect Officers to serve until the next Annual Board Meeting and until their successors are elected thereat, or until their earlier death, disqualification, resignation or removal from Office.

                  b. If no Annual Board Meeting is held or if Officers are not elected thereat, the Board shall elect Officers at a Special Board Meeting and such Officers shall serve until the next Annual Board Meeting and until their successors are elected thereat, or until their earlier death, disqualification, resignation or removal from office.

                  c. Any Director in office may designate qualified nominees for Officers. Only qualified nominees are eligible to be elected Officers and nominees receiving the greatest number of votes shall be so elected.

                  d. Any person (who is qualified as designated in Section 1 of Article IV of these Regulations) may serve or be elected to an unlimited number of consecutive or non-consecutive terms as an Officer.

Section 8.  Parliamentary Procedure.

                  Roberts Rules of Order (as periodically revised) constitute the final authority for parliamentary procedures at all Board Meetings, except where such Rules conflict with law or with this Code of Regulations.

Section 9.  Action by Directors in Writing Without a Meeting.

                  Notwithstanding any contrary provision herein, the Board may duly and officially act without a Meeting through a written document signed by all Directors then serving on the Board.

                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 1.  Number, Qualification and Term.

                  a. The number of Directors to serve on the Board shall be seven (7).

                  b. Subject only to any specific requirements of Ohio law, any person may serve as a Director, even if not a Corporate Shareholder or Officer.

                  c. The members of the Board of Directors shall be divided into two (2) classes, one class consisting of three (3) of the Directors (herein called the "First Class") and one class consisting of four (4) of the Directors (herein called the "Second Class"). Contemporaneously with the adoption of these Regulations, the First Class shall be elected for a term expiring on the date of the first Annual Shareholder Meeting immediately following the election of the First Class and the Second Class shall be elected for a term expiring on the date of the second Annual Shareholder Meeting immediately following the election of the Second Class. After the initial election period described above, all Directors elected thereafter shall serve a two (2) year term and until their successors are elected and until their earlier death, disqualification, resignation or removal from the Board of Directors.

Section 2.  Board Vacancies.

                  a. Board vacancies shall occur from a Director's disqualification, death, resignation, removal from office or the Shareholders' failure to elect the whole authorized number of Directors.

                  b. Any Director may be removed from office (with or without cause) by the voting Shareholders and/or by the Board.

                  c. The remaining Directors (even though less than a majority of the whole authorized number of Directors) shall fill all Board vacancies (when and as determined by the Board) by electing new Directors to serve until the next Annual Shareholder Meeting and until their successors are chosen thereat, or until their earlier resignation, disqualification, death or removal from the Board.

Section 3. Board Powers and Duties.

                  a. Except as otherwise provided herein, all Corporate administrative powers and authority are vested in and shall be exercised by the Board which, in its sole discretion, has exclusive charge, control and management of the Corporation's property, affairs, businesses, activities and funds. The Board also shall elect Corporate Officers, appoint Board committees and Board agents, and perform all other acts and functions permitted by law and consistent with the Corporation's Articles of Incorporation and this Code of Regulations.

                  b. Except as otherwise expressly designated by the Board, individual Directors have no powers and all Directors shall act and vote as a Board.

Section 4. Compensation and Expenses.

                  Only Directors who are not employees of the Corporation shall be entitled to such compensation and to reimbursement for such expenses as the uncompensated Directors periodically determine (in their sole discretion).

                                   ARTICLE IV

                                    OFFICERS

Section 1.  Designation and Qualification.

                  a. The Corporate Officers shall include a President, Secretary and Treasurer and may further include a Chairman of the Board (who must also be a Director), one or more Vice-Presidents, Assistant Officers and such other Officers as the Board periodically determines. Any two (2) or more Corporate Offices can be held by the same person, but no Officer shall execute, acknowledge, or verify any instrument in more than one (1) capacity if such instrument is required by law or by the Articles of Incorporation, these Regulations, or any Bylaws to be executed, acknowledged, or verified by two (2) or more Corporate Officers.

                  b. Except as provided herein, any person may serve as an Officer, even if not a Corporate Shareholder or Director.

Section 2. Vacancies and Succession.

                  a. Officer vacancies shall occur from an Officer's disqualification, death, resignation or removal from office.

                  b. Any Officer may be removed from office (with or without cause) by the Board or by action of the voting Shareholders.

                  c. The President shall fill any vacancies in the office of the Chairman of the Board and a Vice-President (so designated by the Board) shall fill any vacancies in the Presidency for the unexpired terms of such offices and until their successors are chosen, or until their earlier resignation, disqualification, death or removal from Office. The Board shall fill all other Officer vacancies by electing (when and as determined by the Board) new Officers to serve until the next Annual Board Meeting and until their successors are chosen thereat, or until their earlier resignation, disqualification, death or removal from Office.

Section 3.  Powers and Duties of Officers.

                  a. Chairman of the Board. If the Board elects a Chairman of the Board, the Chairman shall: preside at all Shareholder and Board Meetings; ensure that all Board orders are implemented; sign Corporate documents; exercise general executive supervision, management and control over the Corporation's affairs, property, businesses, activities, other Officers and funds; and generally perform all duties incident to the office and all other duties and responsibilities as the Board periodically requires.

                  b. President. The Corporate President shall perform all duties and responsibilities of the Chairman of the Board, if the Board has not elected a Chairman. If the Board elects a Chairman, the President shall perform all duties and responsibilities of the Chairman during the Chairman's absence or inability to act, until the Board otherwise directs. The President shall also perform such other duties and responsibilities as the Board periodically requires.

                  c. Vice-President. The Corporate Vice-President shall: upon request by the Board, perform all duties and responsibilities of the President in his absence or during his inability to act; and generally perform such other duties and responsibilities as the Board periodically requires.

                  d. Secretary. The Corporate Secretary shall: take and maintain (or cause to be taken and maintained) minutes of all Shareholder and Board proceedings; unless otherwise provided herein, give (or cause to be given) notice of all Shareholder and Director Meetings as required by this Code of Regulations; maintain (or cause to be maintained) the Corporation's Seal (if any) and all Corporate books, records and other documents; and generally perform all duties incident to the Office and such other duties and responsibilities as the Board periodically requires.

                  e. Treasurer. The Corporate Treasurer shall: maintain (or cause to be maintained) custody of the Corporation's funds, securities, properties, and other assets as periodically required by the Board; prepare (or cause to be prepared) accurate financial accounts and statements of the Corporation's financial condition as periodically required by the Board; maintain (or cause to be maintained) accurate accounts of all funds received and paid by the Corporation; and generally perform all duties incident to the Office and such other duties and responsibilities as the Board periodically requires.

                  f. Other Officers. Any other Corporate Officers shall have such duties and responsibilities as the Board periodically requires.

                                    ARTICLE V

             INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS

Section 1.  Indemnification.

                  To the fullest extent authorized or permitted by law, the Corporation shall indemnify and hold harmless any or all Corporate Directors and Officers (past, present or future) from and against all liabilities, judgments, decrees, fines, penalties, expenses, fees, amounts paid in settlement or any other costs, losses, expenses (including, but not limited to, attorneys' fees and court costs) arising or resulting from or in connection or association with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigatory or otherwise) and any appeals related thereto, under which said Directors and Officers are parties or participants because of actions or omissions of the Directors or Officers at the request or on behalf of the Corporation. The right of indemnification under this Section 1 shall apply only if the Director or Officer (as the case may be) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any indemnification under this Section 1 shall be made by the Corporation only upon a determination that indemnification of the Director and/or Officer (as the case may be) under this Section 1 is proper under the circumstances because the Director or Officer (as the case may be) has met the standard of conduct set forth in the immediately preceding sentence. Such determination shall be made as follows:

                           (i)      By a majority vote of a quorum of Directors
of the Corporation (other than Director(s) claiming a right of indemnification under this Section 1); or

                           (ii)     By the Shareholder(s) of the Corporation.

Section 2.  Other Rights.

                  The provisions of this Article shall not exclude or limit any rights or benefits to which any person so indemnified is or may be entitled: (a) as a matter of law or statute; (b) by the Articles of Incorporation, Corporate Bylaws or any agreements; (c) by the vote of Shareholders or Directors; or (d) through insurance purchased by the Corporation.

                                   ARTICLE VI

                                     SHARES

Section 1.  Certificates and Share Records.

                  a. Certificates evidencing ownership of Corporate Shares shall be issued and registered on the Corporation's Share records to the lawful owner or holder of such Shares upon full payment therefor. All Certificates shall contain such signatures and information as required by this Code of Regulations and Ohio law and shall be of such tenor and design as the Board periodically determines.

                  b. The Corporate Secretary shall maintain (or cause to be maintained) a record of all Corporate Share Certificates, the registered owner or holder thereof, the date of issuance and cancellation and any other information the Board periodically requires.

Section 2.  Lost, Stolen or Destroyed Certificates.

                  The Corporation may issue new Share Certificates to replace lost, stolen or destroyed Certificates. In its sole discretion, the Board may first require the registered Shareholder to indemnify the Corporation and to furnish a bond to the Corporation from such sureties, for such amount, and with such terms and conditions as the Board determines to protect the Corporation and/or any other person from injury or damage by issuance of a new Share Certificate.

Section 3.  Cancellation of Certificates.

                  In his sole discretion, the President shall determine whenever any outstanding Share Certificates should be cancelled and exchanged for other Share Certificates and shall order and require the holders of such outstanding Share Certificates to surrender them for such purposes. Until compliance with the Board's order, all rights of the holder (as a Shareholder) of any such Share Certificates shall be suspended with respect to the Share(s) represented thereby.

Section 4.  Transfer of Shares.

                  a. Subject to Section 5 of this Article VI, Corporate Shares may be transferred on the Corporation's Share records by the registered holder, by the Shareholder's legally empowered attorney, or by the Shareholder's legal representative upon surrender and cancellation of the Share Certificates with duly executed assignment and power of transfer endorsed thereon (or attached thereto) and with such proof of signatures as the Board requires.

                  b. After the Board fixes a Record Date for any Shareholder Meeting, the payment of a dividend or the exercise of any Shareholder rights, no Shares shall be transferred on the Corporation's Share records until immediately after the occurrence of such event.

Section 5.  Restrictions Upon the Alienation and Transfer of Shares.

                  a. No Corporate Shares shall be issued, sold, offered for sale, hypothecated, assigned, disposed of or otherwise transferred (whether by reason of death, sale, gift, assignment, order of court, any judicial process, or otherwise) unless: (i) such Shares have been duly registered under the Securities Act of 1933, pursuant to an effective registration statement contemplating the transaction or transactions in which the Shares are to be sold, offered for sale, hypothecated, assigned, disposed of or otherwise transferred, or (ii) both of the following conditions are satisfied;

                                    (1)      During the period in which
                           securities that are part of an issue are being offered and sold by this Corporation, and for a period of nine (9) months from the date of the Corporation's last sale of such securities, all resales of any part of the issue, by any persons, shall be made only to persons resident within the State of Ohio; and

                                    (2)      The Corporation has received the
                           written opinion of its counsel to the effect that the sale, offer for sale, hypothecation, assignment, transfer, or other proposed disposition of the Corporation's Shares may be accomplished without such registration under said Securities Act of 1933.

                  b. Certificates for all the Corporation's issued Shares shall bear a legend in substantially the following form:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH SECURITIES ARE REGISTERED UNDER SAID ACT; OR (B) BOTH OF THE FOLLOWING CONDITIONS ARE SATISFIED: (i) DURING THE PERIOD IN WHICH AN ISSUE (OF WHICH THESE SECURITIES ARE A PART) IS BEING OFFERED AND SOLD BY THIS CORPORATION AND FOR A PERIOD OF NINE (9) MONTHS FROM THE DATE OF CORPORATION'S LAST SALE OF SUCH ISSUE, ALL RESALES OF ANY PART OF THESE SECURITIES BY ANY PERSON SHALL BE MADE ONLY TO PERSONS RESIDENT WITHIN THE STATE OF OHIO, AND (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH PROPOSED SALE OR OFFER OR OTHER DISPOSITION DOES NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER SAID ACT."

                  c. No Corporate Shares shall be issued, sold, offered for sale, pledged, assigned, disposed of or otherwise transferred (whether by reason of death, sale, gift, assignment, order of court, any judicial process or otherwise) to any person or entity unless said person or entity is a current employee of Corporation or is a Trust described in Section 401(a) of the Internal Revenue Code of 1986 (or the corresponding provision of any future Federal revenue laws) which is sponsored by the Corporation. Notwithstanding the restrictions set forth in the immediately preceding sentence, the Corporate Shares may be pledged for the sole and exclusive purpose of enabling a Shareholder (which is also a Trust described in Section 401(a) of the Internal Revenue Code of 1986 (or the corresponding provision of any future Federal Revenue Law) that is sponsored by the Corporation) to obtain financing from a qualified financial institution licensed to do business in Ohio (herein called the "Bank") in order to purchase the Corporate Shares. Any purported transfer of Corporate Shares in violation of the restrictions designated in this Paragraph
(c) shall be null, void and without effect and shall not affect the beneficial ownership of the Corporate Shares; provided, however, that the foregoing restrictions shall not apply in the event the Bank seeks to enforce its security interest in any of the pledged Corporate Shares.

                  d. The foregoing restrictions and limitations shall be imprinted on all Stock Certificates of this Corporation.

                                   ARTICLE VII
                                   AMENDMENTS

                  The Shareholder may repeal or amend this Code of Regulations or adopt an Amended Code: (i) at any Shareholder Meeting by the vote of at least two-thirds (2/3) of the voting Shares represented in person or by proxy at such Meeting or (ii) by the written consent of the registered holders of all the voting Shares as of the Record Date.

                                  ARTICLE VIII
                                PRIOR INSTRUMENTS

                  This Code of Regulations supersedes and nullifies all prior Codes of Regulations, Bylaws, constitutions and similar instruments previously adopted by the Corporation's Shareholder and/or Board of Directors.